THE BLACK & DECKER
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        The Black & Decker Supplemental Executive Retirement Plan provides certain supplemental retirement benefits for selected executive employees of The Black & Decker Corporation and its subsidiaries and affiliates. This Plan is intended to provide supplemental retirement benefits primarily for a select group of management and highly paid executive employees.

SECTION 1 — Definitions

        Each of the following terms in this Plan has the meaning indicated, unless a different meaning is plainly implied by the context:

        “Actuarial Equivalent” means a benefit having the same actuarial value, based on the actuarial assumptions used in calculating benefits under The Black & Decker Pension Plan, and such other reasonable actuarial assumptions and methods that may be adopted by the Committee from time to time, in its sole discretion, for use in determining benefits under this Plan. Notwithstanding the foregoing, in the event a Participant has elected to receive the accelerated method of payment (5-year installments or lump sum payment) of the present value of his or her retirement benefits under this Plan, the amount of the lump sum payment or installment payments (including the spouse’s benefit) shall be calculated using an interest rate equal to four and one-half percent (4.5%) and the 1994 Group Annuity Reserving Table (determined on a unisex basis and projected to 2002, all as described in IRS Revenue Ruling 2001-62) and assuming that the Participant will earn no wages subject to the Social Security Act nor further accrue any Other Retirement Benefits after his or her Benefit Commencement Date, that his or her Social Security retirement benefits and all Other Retirement Benefits will begin at the earliest date they are available after the Participant’s Benefit Commencement Date and that, if married, the Participant will elect the form of payment for the Other Retirement Benefits that provides his or her spouse the largest benefit following the Participant’s death and using such other reasonable actuarial assumptions and methods that may be adopted by the Committee from time to time, in its sole discretion, for this purpose.

        “Benefit Commencement Date” means (A) in the case of a Participant who is not a Protected Participant, the latest of the date at which the Participant’s Credited Service ends, the date six (6) months and one day after the Participant’s Separation from Service or the date the Participant attains age 55 and five years of Credited Service and (B) in the case of a Protected Participant, the latest of the date at which his or her Credited Service ends, the date six (6) months and one day after his or her Separation from Service or the Participant’s 55th birthday. Notwithstanding the foregoing, if a Participant’s Separation from Service occurs due to Disability prior to the Participant’s Normal Retirement Date, the Participant’s Benefit Commencement Date shall mean the later of the Participant’s Normal Retirement Date or the date six (6) months and one day after the Participant’s Separation from Service. Notwithstanding anything to the contrary, under all circumstances a Participant’s benefits shall be paid or commence to be paid to a Participant no earlier nor later than the Participant’s Benefit

Commencement Date, which shall not occur earlier than the date six (6) months and one day after the date of the Participant’s Separation from Service, except that (i) the death benefits payable to a Participant’s spouse shall be paid at the date specified in Section 5(b) and (ii) in the case of a Participant whose Benefit Commencement Date would otherwise have occurred at any time in the 2005 calendar year and who elects during the 2005 calendar year to receive the accelerated method of payment (5-year installments or lump sum payment) of his or her benefits, the Benefit Commencement Date for that lump sum payment or those installment payments shall be deemed to be the later of the first day of the calendar month after the date that election to accelerate is filed with the Plan or the date six months and one day immediately after the Participant’s Separation from Service with Black & Decker. Notwithstanding anything to the contrary, if the Committee reasonably determines that the making of any payment to a Participant under this Plan will violate Federal securities laws or other applicable law, the Committee may delay a Participant’s Benefit Commencement Date until the earliest date at which the Committee determines that the making of that payment will not violate those laws.

        “Black & Decker” means the Corporation, Black & Decker (U.S.) Inc., a Maryland corporation, Black & Decker Inc., a Delaware corporation, and all of their subsidiaries and affiliates, both collectively and individually.

        “Board” means the Corporation’s Board of Directors.

        “Change in Control of the Corporation” means any of the following:

    (A)        The acquisition by any one person or more than one person acting as a group of any of the Corporation’s stock, if the sum of the stock so acquired plus the stock held by that person or group before the acquisition constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Corporation and the stock held by that person or group immediately before that acquisition constituted fifty percent (50%) or less of the then total fair market value or total voting power of the stock of the Corporation. An increase in the percentage of the Corporation’s stock owned by any one person or persons acting as a group as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for this purpose. This paragraph (A) only applies when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction.

    (B)        The acquisition by any one person or more than one person acting as a group during the 12-month period ending on the most recent such acquisition by that person or group of ownership of stock of the Corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of the Corporation and the stock held by that person or group immediately before that acquisition constituted less than thirty-five percent (35%) of the then total voting power of the stock of the Corporation.

    (C)        A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that no other corporation is the majority stockholder of the stock of the Corporation.

    (D)        The acquisition by any one person or more than one person acting as a group during the 12-month period ending on the most recent such acquisition by that person or group of assets of the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the Corporation’s assets immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the Corporation’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with those assets. There is no Change in Control of the Corporation under this Paragraph (D) when there is a transfer to an entity that is controlled by the shareholders of the Corporation immediately after the transfer. A transfer of assets will not qualify as a Change in Control of the Corporation under this Paragraph (D) if the assets are transferred to: (i) a shareholder of the Corporation immediately before the transfer in exchange for or with respect to the Corporation’s stock; (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Corporation; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Corporation.

For the purpose of interpreting this definition of “Change in Control of the Corporation,” the following rules apply:

    (1)        Persons will be considered as acting as a group only if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Corporation. If a person, including an entity shareholder, owns stock in the Corporation and the other corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with respect to the Corporation, that shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the Change in Control event and not with respect to the ownership interest in the other corporation.

    (2)        Ownership shall be determined taking into account the attribution rules set forth in Section 318(a) of the Code. Stock underlying a vested option is considered owned by the option holder and non-vested stock is not considered owned by the option holder.

    (3)        If any one person, or more than one person acting as a group, is considered to effectively control the Corporation as described in Paragraphs (B) & (C) above, the acquisition of additional control of the Corporation by the same person or persons is not considered to cause a change in the effective control of the Corporation or to cause a change in the ownership of the Corporation for the purposes of this definition.

    (4)        Each Change in Control event described in this definition is intended to constitute a change in ownership or effective control of the Corporation or in the ownership of a substantial portion of the Corporation’s assets within the meaning of Section 409A(a)(2)(A)(v) of the Code and the IRS guidance issued thereunder and this Plan shall be interpreted accordingly.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor to that statute.

        “Committee” means the Compensation Committee of the Board.

        “Committee Secretary” means the Secretary of the Committee.

        “Corporation” means The Black & Decker Corporation, a Maryland corporation.

        “Credited Service” means all Benefit Service Credit credited to the Participant under The Black & Decker Pension Plan (or, if the Participant was not eligible to participate in The Black & Decker Pension Plan for any period of employment by Black & Decker, the Benefit Service Credit that would have been credited under The Black & Decker Pension Plan for that employment by Black & Decker, if the Participant had been eligible to participate in that plan) plus the Participant’s Salary Continuance Period. Except as credited under The Black & Decker Pension Plan or unless otherwise determined by the Committee in its sole discretion, Credited Service under this Plan shall not include any period of employment with any company during any period when that company was not a subsidiary or affiliate of the Corporation. Credited Service also includes all periods of Disability beginning while the Employee is employed by Black & Decker and continuing as long as the Disability continues up until the Participant’s Normal Retirement Date. Notwithstanding anything to the contrary, no loss of Credited Service will occur by reason of an interruption in an Employee’s period of Credited Service, regardless of the length of that interruption, and no Participant shall receive duplicate Credited Service for the same period of time, whether as a result of the terms of this Plan, The Black & Decker Pension Plan, any other plan provided or maintained by Black & Decker, or any individual agreement between the Participant and Black & Decker.

        “Disability” means an illness or injury which would cause the Employee to be disabled under the terms of The Black & Decker Disability Plan or that totally prevents the Employee from satisfactorily performing the Employee’s usual duties with Black & Decker, as determined by the Committee based on professional medical advice. The Committee may require the Employee to submit from time to time to medical examinations by physicians selected or approved by the Committee to establish the Disability or its continuation, provided that those examinations may not be required more frequently than once each year. The Employee’s refusal to submit to any examination reasonably requested by the Committee in accordance with this definition is grounds for the Committee to find that the Employee’s Disability no longer exists.

        “Early Retirement Date” means the first day of the calendar month coincident with or next following the date upon which the Participant has both attained age 55 and 5 years of

Credited Service; provided, however, that, in the case of a Protected Participant, the Early Retirement Date shall be the first day of the calendar month coincident with or next following the Protected Participant’s 55th birthday.

        “Effective Date” means January 1, 2005, the effective date of this amended and restated Plan. The Prior Plan was originally effective as of January 1, 1984.

        “Employee” means any person rendering personal services to Black & Decker as an employee.

        “Final Average Pay” means the average monthly amount of the Participant’s Pay for the three years (whether or not consecutive) in which the Participant’s Pay was the highest out of each of the seven-year periods that end on the following dates, whichever seven-year period produces the highest average:

(a)	the Participant’s Termination Date;

(b)	if the Participant’s Termination Date is not December 31st of any given year, the December 31st immediately preceding the Participant’s Termination Date;

(c)	the last day of the Participant’s Salary Continuance Period, if applicable;

(d)

if the last day of the Participant’s Salary Continuance Period is not December 31st of any given year, the December 31st immediately preceding the last day of the Participant’s Salary Continuance Period, if applicable;

(e)	in the case of a Protected Participant only, the date of the applicable Change in Control of the Corporation; and

(f)

in the case of a Protected Participant only, if the date of the applicable Change in Control of the Corporation is not December 31st of any given year, the December 31st immediately preceding the date of the applicable Change in Control of the Corporation.

        “Normal Retirement Date” means the first day of the calendar month coincident with or next following the date upon which the Participant attains age 60 and 5 years of Credited Service; provided, however, that, in the case of a Protected Participant, the Normal Retirement Date shall be the first day of the calendar month coincident with or next following the Participant’s 60th birthday, regardless of his or her Credited Service.

        “Other Retirement Benefits” means the amount (actuarially adjusted, as described below) of all retirement, disability income and death benefits, or the like, whether tax-qualified or non-qualified, that the Participant or the Participant’s surviving spouse is entitled to receive in the applicable month under all plans or arrangements provided, maintained or funded, in part or in whole, by any of the Participant’s employers or former employers (whether or not affiliated with Black & Decker), including all Social Security Benefits, but excluding: (a) any portion of those retirement, disability income or death benefits (other than Social Security Benefits) that is attributable to the Participant’s contributions, including contributions made by the Participant’s employer pursuant to a salary reduction agreement with the Participant (such as under The Black & Decker Executive Deferred Compensation Plan or The Black & Decker Supplemental Retirement Savings Plan); (b) any death benefits under a life insurance contract with a life insurance company; (c) any defined contribution pension, profit sharing or stock bonus plan, unless that plan is intended to provide the primary source of retirement income (in addition to Social Security Benefits) funded by Black & Decker or any other employer for the employees at any location covered by that plan; (d) any payments to the Participant (including any “parachute payments” within the meaning of Section 280G of the Code made pursuant to an individual agreement in writing between the Participant and Black & Decker and as a result of a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the Corporation’s assets; (e) any amounts paid under an individual written agreement between the Participant and Black & Decker which agreement expressly refers to this Plan and provides that those amounts shall not reduce the benefits under this Plan or otherwise are in addition to the benefits payable under this Plan; and (f) any amount that constitutes Pay, as defined in this Plan. Notwithstanding anything to the contrary, the amount of the Participant’s or spouse’s Other Retirement Benefits in any month shall be increased or decreased so that the amount of those Other Retirement Benefits offset against the monthly benefit payable under this Plan is the Actuarial Equivalent of the Other Retirement Benefits that the Participant or spouse could or would otherwise have received that month but for the Participant’s or spouse’s election: (a) to accelerate payment of those Other Retirement Benefits to a date that precedes the date benefit payments commenced to the Participant or spouse under this Plan, (b) to defer the commencement of payment of those Other Retirement Benefits beyond the earliest date those payments could or would otherwise have been made, if that date is later than the date benefit payments under this Plan commenced to the Participant or spouse or (c) to receive those Other Retirement Benefits in any form of payment other than the available form of payment that would have provided the largest monthly benefit to the Participant or spouse, unless, and only to the extent that, the elected form of payment provides benefits to the Participant’s spouse after the Participant’s death. Whether an actuarial adjustment to the Participant’s or spouse’s Other Retirement Benefits is appropriate and the amount of that adjustment is to be determined by the Committee, in its sole discretion, based on the actuarial assumptions in effect when that adjustment is first determined.

        “Participant” means any Employee who qualifies for participation in this Plan, as more particularly described in Section 2.

        “Pay” means (A) the actual compensation paid during the relevant period by Black & Decker to the Participant for services as an Employee, including basic salary, bonuses, and annual incentive awards, (B) any amounts contributed to any employee benefit plan pursuant to a salary or other compensation reduction agreement with the Participant, and including, for the year of deferral, amounts deferred by the Participant under any nonqualified deferred compensation plan (such as The Black & Decker Executive Deferred Compensation Plan and The Black & Decker Supplemental Retirement Savings Plan), (C) salary continuation payments during sick leave and other authorized leaves of absence (other than long-term disability benefits) and (D) the Participant’s Salary Continuance Payments. For the purpose of determining the amount of the Participant’s Salary Continuance Payments that constitutes Pay for any given period, the Participant’s total Salary Continuance Payments shall be credited as Pay ratably over the Participant’s Salary Continuance Period. The term “Pay” does not include any long-term incentive awards or other amounts paid pursuant to any long-range performance compensation plan, amounts paid pursuant to The Black & Decker Performance Equity Plan or any non-cash remuneration, imputed income (including income imputed under any group life insurance program), perquisites and other cash or non-cash fringe benefits, such as (but not limited to) reimbursements or allowances for expenses (such as automobile, moving or relocation, country club, tax preparation, overseas housing, educational and similar expense allowances); contributions to or benefits under any employee pension or welfare benefit plan or payments received by a Participant under any non-qualified deferred compensation plan (such as The Black & Decker Executive Deferred Compensation Plan or The Black & Decker Supplemental Retirement Savings Plan); stock bonuses, income attributable to discount stock purchases, stock options or stock appreciation rights; income attributable to the vesting of restricted property or benefits under any plan or arrangement; and allowances for or the provision of counseling or other personal services (such as financial and tax counseling). For any period during which the Participant is entitled to Credited Service by reason of a Disability, the Participant’s Pay is deemed to continue during that Disability period at a monthly rate equal to 1/12th of (i) the Participant’s basic salary (before any salary reduction for contributions to any employee benefit plan pursuant to a salary reduction agreement with the Participant) at the Participant’s annual salary rate in effect at the date that the Disability began, plus (ii) all items (other than basic salary and such salary reduction contributions) included in the Participant’s actual Pay during the 12-month period ending on the date that the Disability began.

        “Plan” means this document, entitled “The Black & Decker Supplemental Executive Retirement Plan,” as it may be amended from time to time. This document completely amends and restates The Black & Decker Supplemental Executive Retirement Plan originally effective on January 1, 1984, and last amended and restated effective as of April 27, 2004 (all versions of the Plan in effect before the Effective Date are referred to in this Plan as the “Prior Plan”). Notwithstanding anything to the contrary, the benefits under this Plan with respect to any Participant whose Termination Date occurred prior to the Effective Date shall be determined under the terms of the Prior Plan as in effect at that Participant’s Termination Date, without regard to any amendments made to the Plan thereafter.

        “Protected Participant” means a Participant who is an Employee when a Change in Control of the Corporation occurs.

        “Salary Continuance Payments” means (A) in the case of a Participant who is a participant in the Salary Continuance Plan, the maximum “Salary Continuance” payments (as defined in the Salary Continuance Plan), if any, that the Participant may be eligible to receive under the Salary Continuance Plan; (B) all payments, if any, that are in lieu of future compensation items that would otherwise constitute “Pay” under the terms of this Plan and that the Participant may be entitled to receive, under the terms of any individual agreement in writing between the Participant and Black & Decker, as a result of the termination of his or her employment with Black & Decker (whether by action of Black & Decker or the Participant); and (C) in the case of a Protected Participant, all payments, if any, that are in lieu of future compensation items that would otherwise constitute “Pay” under the terms of this Plan and that the Protected Participant may be entitled to receive under the terms of any individual agreement between the Participant and Black & Decker as a result of the termination of the Participant’s employment with Black & Decker (whether by action of Black & Decker or the Participant) coincident with or following a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the Corporation’s assets. In all cases, a Participant’s entitlement to Salary Continuance Payments and the amount thereof shall be determined at his or her Termination Date, before any offset for severance pay, vacation pay, salary continuance, notice pay, a termination indemnity or the like or compensation received from a subsequent employer, without regard to whether those payments are made in one lump sum payment or periodically and without regard to the amount of severance or salary continuance that is actually paid to the Participant thereafter.

        “Salary Continuance Period” means the maximum period with respect to which the Participant’s Salary Continuance Payments are to be measured under the terms of the Salary Continuance Plan or applicable individual agreement, determined at the Participant’s Termination Date, without regard to the actual period over which those payments may be made and without regard to whether those payments are made in one lump sum payment or periodically. Notwithstanding anything to the contrary, a Participant’s Salary Continuance Period will be taken into account under this Plan only if the Participant is entitled to Salary Continuance Payments at his or her Termination Date.

        “Salary Continuance Plan” means The Black & Decker Executive Salary Continuance Plan, effective May 1, 1995, as amended from time to time, or any salary continuance plan that is a successor to, or replacement for, that plan.

        “Separation from Service” means a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code.

        “Social Security Benefit” means the retirement, disability income or death benefits under any plan or arrangement which is sponsored, mandated or administered by any government and which provides or would provide retirement or disability income to the Participant and to which any of the Participant’s employers or former employers (whether or not affiliated with Black & Decker) has made contributions on the Participant’s behalf.

        “Termination Date” means the last date on which the Participant is actively employed by, and renders services to, Black & Decker as an Employee prior to his or her termination of employment with Black & Decker (whether by action of Black & Decker or the Participant).

SECTION 2 —Eligibility

        Any management or highly paid executive employee may be selected for participation in this Plan by the Committee or any other committee of the Board designated by the Board for such purpose and will automatically become a Participant on the date designated by that committee. Any Employee who was still employed by Black & Decker and was a Participant in the Prior Plan immediately prior to the Effective Date shall continue as a Participant under this Plan without further action by the Board or any such committee.

SECTION 3 — Retirement Benefit

    (a)       Benefit Percentage. Any Participant whose Credited Service with Black & Decker terminates at or after the Participant’s Early Retirement Date or, in the case of a Protected Participant, whose Credited Service with Black & Decker terminates at any time, whether before or after his or her Early Retirement Date, is entitled to receive under this Plan a monthly benefit beginning on the first day of the calendar month after the Participant’s Benefit Commencement Date and continuing for the Participant’s life. The amount of each monthly benefit payment under this Section 3 (before the reductions in Sections 3(b) and 3(c)) is to be equal to:

(A)

50% of his or her Final Average Pay, in the case of a Participant (other than a Protected Participant) who has less than fifteen (15) years of Credited Service or whose Benefit Commencement Date occurs on or before October 14, 1998;

(B)

60% of his or her Final Average Pay, in the case of a Participant (other than a Protected Participant) who has at least fifteen (15) years of Credited Service and whose Benefit Commencement Date occurs after October 14, 1998; and

(C)	60% of his or her Final Average Pay, in the case of a Protected Participant.

    (b)        Reduction for Early Commencement. Notwithstanding anything to the contrary, in any case where the Participant’s Benefit Commencement Date occurs before his or her Normal Retirement Date, the monthly benefit amount determined under Section 3(a) shall be reduced by one-twelfth (1/12th) of 2 percentage points of Final Average Pay for each full calendar month by which the Participant’s Benefit Commencement Date precedes the Participant’s Normal Retirement Date.

    (c)        Reduction for Less than 10 Years of Service. Notwithstanding anything to the contrary in this Plan, if a Participant (other than a Protected Participant) has less than 10 years of Credited Service at the Participant’s Benefit Commencement Date, the monthly benefit determined under Section 3(a), as reduced by any reduction required under Section 3(b) and before any offsets under Section 4, is to be multiplied by a fraction, the numerator of which equals the Participant’s years of Credited Service (including fractional years) and the denominator of which equals 10 years. This Section 3(c) shall not apply in the case of a Protected Participant.

    (d)        Benefit Examples. Examples of the monthly benefits payable, as determined under this Section 3, are set forth in Schedule I attached to this Plan and incorporated into this Plan by this reference.

SECTION 4 — Benefit Offsets

        Notwithstanding anything to the contrary, the amount of the Participant’s benefit each month, as determined under Section 3, and as reduced by any reduction required under Sections 3(b) and 3(c), or, the amount of the Participant’s surviving spouse’s benefit under Section 5, is to be further reduced by the Other Retirement Benefits payable to the Participant or spouse during that month. In the event that the Other Retirement Benefits for any month exceed the monthly benefit payment for that month under this Plan, determined under Section 3 or Section 5, such excess shall be carried over and added to the Other Retirement Benefits for subsequent months, so that it is offset against subsequent monthly benefit payments under this Plan until such excess is exhausted. The offsets to the Participant’s or spouse’s benefits under this Section 4 are not to be increased to reflect any increase in Other Retirement Benefits attributable to increases in the cost-of-living after the Other Retirement Benefits commence and no benefit is payable to the Participant or spouse in any month when those Other Retirement Benefits (including carry-overs from prior months) exceed the monthly benefit amount determined under Section 3, as reduced under Sections 3(b) and 3(c), or in the spouse’s case, the benefit determined under Section 5. Notwithstanding anything to the contrary, if the Participant returns to Credited Service after his or her Benefit Commencement Date, then the Participant’s benefits under this Plan shall be recomputed at the Participant’s subsequent Separation from Service and reduced by the Actuarial Equivalent of any benefits previously paid under this Plan to the Participant and/or his or her spouse and shall again become payable in accordance with Section 4. The Committee will decide, in its sole discretion, the manner in which these offsets are to be applied.

SECTION 5 — Death Benefits

        No benefits under this Plan are payable after the Participant’s death except as otherwise provided in this Section 5.

    (a)        Eligibility for Death Benefit. In the case of a Participant (other than a Protected Participant) who dies before attaining age 55 and 5 years of Credited Service, no benefits under this Plan are payable after the Participant’s death. In the case of a Participant (other than a Protected Participant) who dies after attaining age 55 and 5 years of Credited Service, the Participant’s surviving spouse, if any, is entitled to receive the spouse’s death benefit described in Section 5(b). In the case of any Protected Participant who dies at any time, the Protected Participant’s surviving spouse, if any, is entitled to receive the spouse’s death benefit described in Section 5(b). The Participant’s spouse who is entitled to receive the payment(s) under this Section 5 shall be the person, if any, of the opposite sex to whom the participant is legally married at the Participant’s Benefit Commencement Date or the Participant’s death, which ever happens first.

    (b)        Spouse’s Death Benefit. Subject to the offsets in Section 4, the spouse’s death benefit under this Section 5(b) shall be a monthly benefit for the spouse’s life with monthly payments beginning on the first day of the calendar month coincident with or immediately following the date of the Participant’s death (or, in the case of a Protected Participant only, the date that would have been the Protected Participant’s 55th birthday, if later than his or her date of death). The amount of the spouse’s monthly benefit shall be equal to one-half (50%) of the monthly benefit (determined under Section 3, but before the offsets under Section 4) that the Participant was receiving or would have been entitled to receive as of the date of the Participant’s death.

SECTION 6 — Vesting

    (a)        General. Except in the case of a Protected Participant, upon termination of a Participant’s Credited Service at any time for any reason before the Participant attains age 55 and 5 years of Credited Service, the Participant’s (and the surviving spouse’s) right to benefits under this Plan shall be completely forfeited. In the case of a Protected Participant or his or her surviving spouse, all of the Protected Participant’s right to benefits under this Plan (except the surviving spouse’s right to receive death benefits under Section 5) shall be completely forfeited if the Protected Participant dies before his or her Benefit Commencement Date. Except in the case of a Protected Participant and his or her surviving spouse, if this Plan is terminated by the Corporation on or after the Participant attains age 55 and 5 years of Credited Service but before the Participant’s Benefit Commencement Date, the Participant shall be entitled to receive a monthly benefit under this Plan commencing at the Participant’s Benefit Commencement Date and continuing for the Participant’s life in the amount the Participant would have received under this Plan based on the Participant’s Credited Service and Final Average Pay determined at this Plan’s termination date, and the Participant’s surviving spouse shall be entitled to receive the corresponding death benefit pursuant to Section 5. If this Plan is terminated or amended after a Change in Control of the Corporation, each Protected Participant who has not consented in writing to that termination or amendment shall be entitled to receive a monthly benefit, commencing at his or her Benefit Commencement Date, that is not less than the monthly benefit the Protected Participant would have received, as a Protected Participant, if this Plan termination or amendment had not occurred and the Protected Participant’s surviving spouse shall be entitled to receive the corresponding death benefit pursuant to Section 5. Notwithstanding anything to the contrary, the annuity benefits described in this Section 6(a) and payable to the Participant or his or her spouse, shall be paid in 5-year installment payments or the lump sum payment described in Section 7(c), if the Participant elected the accelerated payment method under that Section 7(c).

    (b)        Forfeiture for Cause. Notwithstanding anything to the contrary, in the case of a Participant other than a Protected Participant, all of the Participant’s (and surviving spouse’s) rights and benefits under this Plan shall be forfeited:

    (i)        if the Participant’s employment with Black & Decker is terminated by reason of fraud, misappropriation or intentional material damage to the property or business of Black & Decker; commission of a felony; or the continuance of a willful and repeated failure by the Participant to perform his or her duties after written notice to the Participant specifying such failure; or

    (ii)        if, for the period of 24 months beginning on his or her Termination Date, the Participant, without the Corporation’s written consent, enters into competition with Black & Decker or the Participant discloses confidential information. If a Participant other than a Protected Participant receives a payment of his or her benefits under this

Plan in a lump sum or installments and during the 24-month period after his or her Termination Date, without the Corporation’s written consent, enters into competition with Black & Decker or discloses confidential information, the Participant shall forfeit his or her right to those installment payments or that lump sum payment and shall immediately repay to the Corporation the full amount of that lump sum payment or the installment payments he or she received.

        Notwithstanding anything to the contrary, the provisions of this Section 6(b) shall not apply to the rights and benefits under this Plan of a Protected Participant or the surviving spouse of a Protected Participant.

    (c)        Competition and Disclosure of Confidential Information. For purposes of this Section 6, the Participant shall be deemed to be in competition with Black & Decker if the Participant, directly or indirectly, solicits as a customer any company which is or was a customer of Black & Decker during the Participant’s employment, or which is or was a potential customer of Black & Decker with which Black & Decker has made or will make business contacts during the Participant’s employment; provided, however, that solicitation of a company as a customer of any business which is not in direct or indirect competition with any of the types of business conducted by Black & Decker within any of the same territories as Black & Decker shall not be prohibited hereby. In addition, a Participant will be deemed to be in competition with Black & Decker if the Participant directly or indirectly becomes an owner, officer, director, operator, sole proprietor, partner, joint venturer, contractor or consultant, or participates in or is connected with the ownership, operation, management or control of any company in direct or indirect competition with any of the types of businesses conducted by Black & Decker within any of the same territories as Black & Decker; provided, however, that the ownership for investment of less than 5% of the outstanding stock of any of the classes of stock issued by a publicly-held company shall not be deemed competition with Black & Decker for purposes of this Section 6. The Participant shall be deemed to have disclosed “confidential information” if the Participant fails to preserve as confidential and uses, communicates, or discloses to any person, to the actual or potential detriment of Black & Decker, orally, in writing or by publication, any information, regardless of when, where or how acquired relating to or concerning the affairs of Black & Decker; provided, however, that the foregoing obligations shall not apply to information which is or becomes public through no fault of the Participant.

    (d)        Committee’s Discretion. The Committee shall have the absolute right to determine in its sole discretion (i) whether or not a Participant’s employment was terminated as a result of a wrongful act, and (ii) whether or not a Participant has entered into competition with Black & Decker or has disclosed confidential information so as to cause a forfeiture of the Participant’s benefits hereunder.

SECTION 7 — Additional Provisions Concerning Benefits

    (a)        Obligation to Inform. The payments under this Plan are conditioned on the agreement of the Participant and the Participant’s spouse (i) to inform the Committee of all retirement, disability, Social Security, death benefit and other benefit payments received or receivable by them that may reduce the Corporation’s obligations to pay benefits under this Plan and (ii) to provide all information about those payments that the Committee may reasonably request from time to time in order to administer this Plan.

    (b)        Currency and Exchange Rates. The benefit payments under this Plan will be calculated in U.S. dollars using the appropriate currency exchange rate selected by the Committee in its sole discretion at the Participant’s Benefit Commencement Date. The benefits under this Plan will be paid to the Participant and the Participant’s spouse in any currency designated by the Participant at the Participant’s Benefit Commencement Date (or, if the Participant dies before benefits commence, the currency designated by the spouse), based on the appropriate currency exchange rate (selected by the Committee in its sole discretion) in effect at the Participant’s Benefit Commencement Date. Once benefit payments under this Plan have begun, the currency selected by the Participant (or the Participant’s spouse) and the applicable exchange rate may not be changed except to the extent that the Committee, in its sole discretion, may approve a change in order to prevent extreme financial hardship to the Participant or the Participant’s spouse.

    (c)        Election of Accelerated Method of Payments. Any Participant who is employed by Black & Decker after September 1, 2005 (or who has a contractual right to elect a lump sum payment, should that election be offered under the Plan), may make an irrevocable election to receive as of the Participant’s Benefit Commencement Date, in lieu of the annuity benefits provided under this Plan, the accelerated payment of his or her benefits under this Plan described in Paragraphs (1) and (2) in this Section 7(c). That election shall be made in writing and signed by the Participant and must be received by the Plan Manager of The Black & Decker Pension Plan on or before December 31, 2006. Under all circumstances, once received by the Plan Manager, any election under this Section 7(c) of the accelerated method of payment shall be irrevocable and shall apply to any benefits that become payable to the Participant and his or her spouse under this Plan. Notwithstanding anything to the contrary, if a Participant makes this election during the 2006 calendar year, the election shall not apply to any benefit payments the Participant would otherwise have received during the 2006 calendar year and those payments shall be made at the time(s) they would otherwise have been paid during 2006.

    (1)        If the Participant’s Benefit Commencement Date occurs before his or her 65th birthday, the present value of the Participant’s benefit under the Plan (including the spouse’s benefit) shall be paid to him or her in five (5) equal annual installments that are the Actuarial Equivalent of the Participant’s benefits under this Plan (including any benefits for the Participant’s spouse and after being reduced by the Actuarial Equivalent of all applicable benefit reductions and offsets), which installments shall be payable on the Participant’s Benefit Commencement Date and the succeeding four anniversaries of the Participant’s Benefit Commencement Date, with those installment payments being calculated taking into account interest from the Benefit Commencement Date to the date of the last installment payment at the rate of four and one-half percent (4.5%).

    (2)        If the Participant’s Benefit Commencement Date occurs on or after the Participant’s 65th birthday, the present value of the Participant’s benefit under the Plan (including the spouse’s benefit) shall be paid to him or her in a lump sum payment that is the Actuarial Equivalent of the Participant’s benefits under this Plan (including any benefits for the Participant’s spouse and after being reduced by the Actuarial Equivalent of all applicable benefit reductions and offsets).

    (3)        In the event a Participant validly elects the accelerated method of payment under this Section 7(c) and dies before his or her Separation from Service, the Participant’s spouse, if any, shall receive the Actuarial Equivalent of the present value of the spouse’s death benefit under Section 5(b), payable in five (5) annual installment payments, if the Participant died before reaching age 65, or in a lump sum payment, if the Participant died on or after his or her 65th birthday, with the payment(s) beginning or to be made on the date the spouse’s death benefit would have commenced under Section 5(b). If the Participant dies before his or her Benefit Commencement Date and has no surviving spouse, then no benefit shall be payable to anyone under this Plan with respect to the Participant. If the Participant dies after his or her Separation from Service but before receiving the lump sum payment or all of the 5-year installment payments as elected under this Section 7(c), then that lump sum payment or the remaining installment payments shall be paid to the Participant’s spouse or, if the Participant has no surviving spouse, to the Participant’s estate, at the time those payments would have been paid to the Participant. The Participant’s spouse who is entitled to receive the payment(s) under this Section 7(c)(3) shall be the person, if any, of the opposite sex to whom the participant is legally married at the Participant’s death.

SECTION 8 — Corporation’s Obligations are Unfunded and Unsecured

        Except as otherwise required by applicable law, the Corporation’s obligations under this Plan are not required to be funded or secured in any manner; no assets need be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of any Participant; and the eventual payment of the benefits described in this Plan to a Participant or the Participant’s spouse is not required to be secured to the Participant or them by the issuance of any negotiable instrument or other evidence of the Corporation’s indebtedness. Neither a Participant nor the Participant’s spouse is entitled to any property interest, legal or equitable, in any specific asset of the Corporation, and, to the extent that any person acquires any right to receive payments under the provisions of this Plan, that right is intended to be no greater than or to have any preference or priority over, the rights of any other unsecured general creditor of the Corporation. However, the Corporation reserves the right, in its sole discretion, to accumulate assets to offset its eventual liabilities under this Plan and physically or legally to segregate assets for the benefit of any Participant or Participant’s spouse (whether by escrow, by trust, by the purchase of an annuity contract or by any other method of funding selected by the Corporation) without liability for any adverse tax consequences resulting to that Participant or that Participant’s spouse from the Corporation’s action, except as otherwise provided in this Section with respect to a Protected Participant and his or her spouse. Any such segregation of assets may be made with respect to the Corporation’s obligations under this Plan for benefits attributable to an individual Participant, a selected group of Participants or all Participants, as the Corporation may determine from time to time, in its absolute discretion. Notwithstanding anything to the contrary, in the case of a Protected Participant (or his or her spouse), if the Corporation or any of its affiliates or subsidiaries takes any action (without the written consent of the Protected Participant or, if the Protected Participant is deceased, his or her spouse) that causes the Protected Participant or the

Protected Participant’s spouse to incur income or other taxes with respect to any benefit under this Plan before the date that benefit is payable to the Protected Participant (or his or her spouse), the Corporation shall, within 60 days after a demand therefor is made by the Protected Participant or his or her spouse, reimburse the Protected Participant (or his or her spouse) for the full amount of those income or other taxes as well as for the full amount of the income or other taxes the Protected Participant (or his or her spouse) will incur with respect to such reimbursement or any subsequent reimbursement hereunder. Benefits under this Plan shall be payable by the Corporation from the Corporation’s general assets and no other company shall have any responsibility or liability under this Plan. The Corporation’s liabilities under this Plan shall, however, be discharged to the extent of any payment received by the Participant (or the Participant’s surviving spouse) from any other company made for that purpose and on the Corporation’s behalf or for its benefit.

SECTION 9 — Alienation or Encumbrance

        No payments, benefits or rights under this Plan shall be subject in any manner to anticipation, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by a Participant, the Participant’s spouse or any other person who could or might possibly receive benefit payments that were due to the Participant or the Participant’s spouse, but were not paid. If the Corporation determines that any person entitled to payments under this Plan has become insolvent, bankrupt, or has attempted to anticipate, sell, transfer, assign, mortgage, pledge, encumber, charge or otherwise in any manner alienate any amount payable to that person under this Plan or that there is any danger of any levy, attachment, or other court process or encumbrance on the part of any creditor of that person, against any benefit or other amounts payable to that person, the Corporation may, in its sole discretion and to the extent permitted by law, at any time, withhold any or all such payments or benefits and apply the same for the benefit of that person, in such manner and in such proportion as the Corporation may deem proper.

SECTION 10 —Other Benefits

        The provisions of this Plan relate only to the specific benefits described in this Plan and are not intended to affect any other benefits to which a Participant may be entitled as a retiree or former employee of Black & Decker. Except as provided below in this Section 10, nothing contained in this Plan shall in any manner modify, impair or affect the existing rights or interests of a Participant under any other benefit plan provided by Black & Decker, and the rights and interests of a Participant to any benefits or as a participant or beneficiary in or under any or all such plans shall continue in full force and effect unimpaired, subject nonetheless to the eligibility requirements and other terms of each such plan. This Section shall not be interpreted as modifying in any way the effect that the Participant’s termination of employment and retirement has upon the Participant’s rights under such other plans. The benefits provided under this Plan are not to be applied as an offset against any other retirement or deferred compensation benefits or payments that are otherwise to be provided by Black & Decker to the Participant or the Participant’s beneficiaries; and those benefits or payments are to be calculated first, ignoring this Plan’s existence. In no event shall any benefits payable under this Plan be treated as salary or other compensation to a Participant for the purpose of computing benefits to which the Participant may be entitled under any other benefit plan of Black & Decker.

SECTION 11 — No Guarantee of Employment

        This Plan shall not be construed as conferring any legal rights upon any Participant for continuation of employment, nor shall it interfere with the rights of Black & Decker to discharge a Participant and to treat the Participant without regard to the effect which such treatment might have upon the Participant under this Plan.

SECTION 12 — Cooperation of Parties

        Each Participant (and surviving spouse) shall perform any and all reasonable acts and execute any and all reasonable documents and papers that are necessary or desirable for carrying out this Plan or any of its provisions.

SECTION 13 — Benefit Claims

    (a)        Claims Procedure. Any claim by a Participant, a Participant’s spouse or beneficiary that benefits under this Plan have not been paid in accordance with the terms and conditions of this Plan shall be made in writing and delivered to the Committee at the Corporation’s principal office in the State of Maryland. The Committee shall notify the claimant if any additional information is needed to process the claim. All claims shall be approved or denied by the Committee within 90 days of receipt of the claim by the Committee. If the claim is denied, the Committee shall furnish the claimant with a written notice containing:

(1)	an explanation of the reason for the denial;

(2)	a specific reference to the applicable provisions of this Plan;

(3)	a description of any additional material or information necessary for the claimant to pursue the claim;

(4)	an explanation of the Plan’s claim review procedure described in this Section 13; and

(5)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following denial of his or her claim review.

        Within 90 days of receipt of the notice described above, the claimant shall, if further review is desired, file a written request for consideration with the Committee. A request for reconsideration must include an explanation of the grounds for the request and the facts supporting the claim. So long as the claimant’s request for review is pending, including such 90-day period, the claimant or the claimant’s duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee.

        A final decision shall be made by the Committee within 60 days of the filing of the request for reconsideration; provided, however, that the Committee, in its discretion, may extend this period up to an additional 60 days.

        The decision by the Committee shall be conveyed to the claimant in writing and shall include specific reasons for the decision, with specific references to the applicable provisions of this Plan on which the decision is based.

    (b)        Arbitration. Any dispute or controversy arising in connection with a benefit claim under this Plan, after the claims procedure in Section 13(a) has been exhausted, shall be settled exclusively and finally by arbitration to be conducted in Towson, Maryland before a neutral arbitrator in accordance only with the commercial arbitration rules then in effect of the American Arbitration Association. The scope of review of the arbitration conducted hereunder shall be limited to whether Black & Decker, the Board or the Committee was arbitrary and capricious in the exercise of its or their discretion pursuant to the terms of this Plan. The arbitrator appointed hereunder shall have no authority or power to grant any remedy or relief not otherwise contained in this Plan and may grant relief contained in this Plan only if the arbitrator determines that the interpretation or administration of this Plan was in fact arbitrary and capricious. The arbitrator appointed hereunder shall have no authority to add to, detract from, or modify any term or condition of this Plan. The arbitrator shall have no authority to grant any relief or remedy other than as called for by the terms of this Plan even if such relief or remedy is otherwise available at law or in equity but for the terms and conditions of this Plan. Judgment may be entered on the arbitrator’s award in a court of competent jurisdiction in the venue of the arbitration.

    (c)        Attorneys’ Fees. The Corporation shall pay to a Protected Participant or a Protected Participant’s surviving spouse all legal fees and expenses incurred by the Protected Participant or the Protected Participant’s surviving spouse in making a claim for benefits or otherwise in seeking to obtain or enforce any right or benefit provided by this Plan.

SECTION 14 — Incapacity

        If a Participant or the Participant’s spouse has become legally incompetent, then the legal guardian, or other legal representative of such Participant’s or spouse’s estate shall be entitled to act for and represent such incompetent Participant or spouse in all matters and to the same extent as the Participant or spouse could have done but for such incompetency, including but not limited to the receipt of Plan benefits.

SECTION 15 — Administration

    (a)        Committee’s Responsibilities. This Plan shall be administered by the Committee, which shall be responsible for all matters affecting the administration of this Plan and shall have the following duties and responsibilities in connection with the administration of this Plan:

    (i)        To prepare and enforce such rules, regulations and procedures as shall be proper for the efficient administration of this Plan, such rules, regulations and procedures to apply uniformly to all Participants;

    (ii)        To determine all questions arising in the administration, interpretation and application of this Plan, including questions of the status and rights of Participants and any other persons hereunder;

(iii) To decide any dispute arising hereunder;

(iv) To correct defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate this Plan;

    (v)        To compute the amount of benefits which shall be payable to any Participant or spouse in accordance with the provisions of this Plan and to determine the person or persons to whom such benefits shall be paid;

(vi) To select the currency conversion or exchange rates to be applied in determining a Participant’s or spouse’s benefits under this Plan, where foreign currencies are involved;

(vii) To authorize all payments that shall be made pursuant to the provisions of this Plan;

(viii) To make recommendations to the Corporation’s Board of Directors with respect to proposed amendments to this Plan;

(ix) To file all reports with government agencies, employees, and other parties as may be required by law, whether such reports are initially the obligation of the Corporation or this Plan; and

(x) To have all such other powers as may be necessary to discharge its duties hereunder.

    (b)        Plan Interpretation. The Committee shall have the authority to interpret this Plan in its sole and absolute discretion. The Committee’s interpretation of this Plan and actions in respect of this Plan shall be binding and conclusive on all persons for all purposes, subject only to review by an arbitrator in accordance with the provisions and standards set forth in Section 13(b). It is intended that this Plan comply with Code Section 409A and any regulations or guidance issued thereunder and shall be interpreted accordingly. Notwithstanding the amendment provisions of Section 16, the Plan may be amended by the Board at any time, retroactively if required, if found necessary, in the opinion of the Board, to conform the Plan to the provisions and requirements of Code Section 409A. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder. Any provision of the Plan not in conformance with Code Section 409A shall be void as of January 1, 2005.

    (c)        Committee’s Liability and Indemnification. Neither the Committee nor any person acting on its behalf shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to gross negligence or willful misconduct. In addition to such other rights of indemnification they may have as directors, officers or employees of the Corporation, each member of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such member may be a party by reason of any action taken or omitted under or in connection with this Plan, and against all amounts paid in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Corporation, or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for gross negligence or willful misconduct in such member’s duties; provided that within 60 days after the institution of such action, suit or proceeding the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

    (d)        Self-Dealing. If a Participant is also a member of the Committee, the Participant may not vote or act upon matters relating specifically to such member’s participation in this Plan.

SECTION 16 — Amendments and Termination

        Any Participant who was employed by Black & Decker at any time during the calendar year 2006 and whose benefits under this Plan were then vested must consent in writing by no later than December 31, 2006 to the adoption of this amended and restated Plan effective as of January 1, 2005 in order for the terms of this amended and restated Plan to be effective with respect to that Participant’s rights and benefits hereunder. In the case of any such Participant who fails to consent to the adoption of this amended and restated Plan, the terms of the Prior Plan as in effect on December 31, 2004 shall continue to apply to that Participant’s rights and benefits under this Plan. The Board of Directors of the Corporation reserves the right at any time and from time to time to the extent permissible under law, to amend or terminate this Plan, prospectively or retroactively, in whole or in part; provided, however, that no such amendment or termination shall (1) have the effect of accelerating or permitting the acceleration of any payment under this Plan, except to the extent that such acceleration would be permitted under Code Section 409A, or (2) without the Participant’s written agreement, reduce or impair (a) the benefits or rights of any Participant (or spouse) whose Benefit Commencement Date occurred before the date the amendment is adopted or this Plan is terminated, (b) the vested benefits and rights of any Participant who is then employed by Black & Decker or (c) the right of any Protected Participant and/or his or her surviving spouse to receive benefits under this Plan determined as if that Plan termination or amendment had not occurred. Any amendment or termination shall be adopted by resolution of the Corporation’s Board of Directors.

SECTION 17 — Severability

        If any provision of this Plan shall be held void or unenforceable, the remaining provisions of this Plan shall remain in full force and effect; provided, however, that in interpreting this Plan, such void or unenforceable provision shall be replaced with an effective and legally permissible provision, the effect of which shall be identical to, or as close as reasonably possible to, the effect of the original provision.

SECTION 18 — Construction

        Any use of the singular shall include the plural, and vice versa, as may be appropriate. Titles, captions or paragraph headings contained in this Plan are for purposes of convenience and reference only, and shall not operate to define or modify the text to which they relate.

SECTION 19 — Choice of Law

        This Plan, and the respective rights and duties of the Corporation and all persons thereunder, shall in all respect be governed by and construed under the laws of the State of Maryland, except to the extent, if any, that those laws may have been pre-empted by federal law. This Plan is intended to be a “pension plan” within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), which is exempt from Parts 2, 3 and 4 of ERISA by virtue of Sections 201(2), 301(a)(3) and 401(a)(1) thereof, respectively, and is not designed to meet the requirements of Section 401(a) of the Code, as amended.

SECTION 20 — Parties to be Bound

        The provisions of this Plan shall be binding upon, and shall inure to the benefit of the Corporation, its successors and assigns, and each Participant and the Participant’s spouse.

Originally adopted January 30, 1984
Amendment and Restatement adopted February 18, 1993
Amendment and Restatement adopted July 20, 1995
Amendment and Restatement adopted February 14, 1996
Amendment and Restatement adopted October 15, 1998
Amendment and Restatement adopted February 11, 1999
Amendment and Restatement adopted April 27, 2004
Amendment and Restatement adopted October 14, 2005

THE BLACK & DECKER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

SCHEDULE I — EXAMPLES OF BENEFIT AMOUNTS*
STATED AS A PERCENTAGE OF FINAL AVERAGE PAY

PARTICIPANTS (OTHER THAN PROTECTED PARTICIPANTS)

	AGE AT BENEFIT COMMENCEMENT DATE**

YEARS OF CREDITED SERVICE	AGE 55	AGE 56	AGE 57	AGE 58	AGE 59	AGE 60 OR MORE

Less than 5	0%	0%	0%	0%	0%	0%
5	20%	21%	22%	23%	24%	25%
6	24%	25.2%	26.4%	27.6%	28.8%	30%
7	28%	29.4%	30.8%	32.2%	33.6%	35%
8	32%	33.6%	35.2%	36.8%	38.4%	40%
9	36%	37.8%	39.6%	41.4%	43.2%	45%
10	40%	42%	44%	46%	48%	50%
11	40%	42%	44%	46%	48%	50%
12	40%	42%	44%	46%	48%	50%
13	40%	42%	44%	46%	48%	50%
14	40%	42%	44%	46%	48%	50%
15 or more	50%	52%	54%	56%	58%	60%

PROTECTED PARTICIPANTS

	AGE AT BENEFIT COMMENCEMENT DATE**

YEARS OF CREDITED SERVICE	AGE 55	AGE 56	AGE 57	AGE 58	AGE 59	AGE 60 OR MORE

1	50%	52%	54%	56%	58%	60%
2	50%	52%	54%	56%	58%	60%
3	50%	52%	54%	56%	58%	60%
4	50%	52%	54%	56%	58%	60%
5	50%	52%	54%	56%	58%	60%
6	50%	52%	54%	56%	58%	60%
7	50%	52%	54%	56%	58%	60%
8	50%	52%	54%	56%	58%	60%
9	50%	52%	54%	56%	58%	60%
10	50%	52%	54%	56%	58%	60%
11	50%	52%	54%	56%	58%	60%
12	50%	52%	54%	56%	58%	60%
13	50%	52%	54%	56%	58%	60%
14	50%	52%	54%	56%	58%	60%
15	50%	52%	54%	56%	58%	60%

*Before application of benefit offsets under Section 4, but after application of the early retirement reduction (for all Participants) and the reduction for less than 10 years of Credited Service (for Participants other than Protected Participants), in Sections 3(b) and 3(c), respectively.

**The examples assume that the Participant’s Normal Retirement Date is age 60.